UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020 (March 18, 2020)

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. I Greenstreet as an Independent Non-Executive Director

On March 18, 2020, the board of directors (the "Board") of Net 1 UEPS Technologies, Inc. (the "Company") increased the size of the Board from eight to nine members and appointed Ian Greenstreet to the Board, effective May 1, 2020, for a term that will expire at the Company's next annual meeting of shareholders. Mr. Greenstreet was also appointed to the nominating and corporate governance, audit and remuneration committees, effective May 1, 2020.

The Board determined that Mr. Greenstreet is independent under the rules of The Nasdaq Stock Market as well as the applicable rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC").

Mr. Ian Greenstreet has served on public and private corporate boards to which he brings diverse localized management and board experience in banking, finance, risk, managerial and financial technology. He sits on the advisory committee of the London Stock Exchange, a board member of Assupol Holdings and Assupol Life Ltd and is Chairman and Founder of Infinity Capital Partners Ltd in the UK. He previously served on the board of Diamond Bank in Nigeria, was a representative of the FMO (the Dutch Development Bank) on the board of Bank of Africa and Alios Capital, both those organizations being based across Africa. He also served as regional Head of Risk for ABN AMRO Bank and a board member and head of Henderson Fund Management in Luxembourg.

Ian has attended a program at Harvard Business School on driving Digital and Social Strategy and is a fellow of the Institute of Chartered Accountants in England and Wales (FCA). He is recognized as one of the 100 most influential black people in the UK for the last four consecutive years as well as in the UK's top 50 of Black Asian Minorities (BAME) in 2016.

Mr. Greenstreet will receive compensation for his Board and committee service in accordance with the Company's standard compensation arrangements for non-employee directors, which are described in the Company's definitive proxy statement on Schedule 14A filed with the SEC on October 25, 2019.

In connection with Mr. Greenstreet's appointment to the Board, the Company entered into (i) an independent director agreement (the "Independent Director Agreement"), providing for, among other things, the terms of Mr. Greenstreet's service, compensation and liability, and (ii) an indemnification agreement (the "Indemnification Agreement"), providing Mr. Greenstreet with customary indemnification, the terms of which are identical in all material respects to the agreements that the Company previously entered into with its directors, and were filed with the Securities and Exchange Commission as Exhibit10.5 to the Company's Annual Report on Form 10-K, dated as of August 24, 2017, and Exhibit 10.32. to the Company's Annual Report on Form 10-K, dated as of August 25, 2016.

Mr. Greenstreet has no reportable transactions under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 19, 2020, the Company issued a press release announcing the appointment of Mr. Greenstreet as described in Item 5.02 above. A copy of the Company's press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
No.	Description

99.1	Press Release, dated March 19, 2020, issued by the Company

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: March 19, 2020	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer